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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574) and (333-12789), on Form S-3 (333-14025) and
(333-10383) and on Form S-4 (333-13133) of U.S. Office Products Company of our report dated June 7, 1996 and October 24, 1996 relating to the financial statements of Fortran Corp. which appear in the Current Report on Form 8-K of
              -------------
U.S. Office Products Company.

/s/ Gary A. Koehmstedt, CPA
RUBIN, KOEHMSTEDT & NADLER, PLC
December 2, 1996